Oppenheimer International Bond Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution                       Amount From              Amount From
  Reinvestment                       Investment               Long or Short-Term                  Reinvestment
  (Ex)Date                           Income                   Capital Gains                       Price
Class A Shares
  07/31/95                           0.0662330                 0.0000000                          5.060
  08/31/95                           0.0437500                 0.0000000                          5.020
  09/29/95                           0.0437500                 0.0000000                          5.100
  10/31/95                           0.0437500                 0.0000000                          5.120
  11/30/95                           0.0437500                 0.0000000                          5.120
  12/29/95                           0.0437500                 0.0000000                          5.200
  01/31/96                           0.0437500                 0.0000000                          5.270
  02/29/96                           0.0437500                 0.0000000                          5.240
  03/29/96                           0.0437500                 0.0000000                          5.260
  04/30/96                           0.0437500                 0.0000000                          5.310
  05/31/96                           0.0437500                 0.0000000                          5.340
  06/28/96                           0.0437500                 0.0000000                          5.370
  07/31/96                           0.0437500                 0.0000000                          5.390
  08/30/96                           0.0437500                 0.0000000                          5.440
  09/30/96                           0.0437500                 0.0000000                          5.490


Class B Shares
  07/31/95                           0.0606534                 0.0000000                          5.060
  08/31/95                           0.0417898                 0.0000000                          5.010
  09/29/95                           0.0407503                 0.0000000                          5.100
  10/31/95                           0.0401434                 0.0000000                          5.120
  11/30/95                           0.0400524                 0.0000000                          5.110
  12/29/95                           0.0401422                 0.0000000                          5.190
  01/31/96                           0.0399555                 0.0000000                          5.270
  02/29/96                           0.0406945                 0.0000000                          5.230
  03/29/96                           0.0406394                 0.0000000                          5.250
  04/30/96                           0.0404986                 0.0000000                          5.300
  05/31/96                           0.0402251                 0.0000000                          5.330
  06/28/96                           0.0408140                 0.0000000                          5.370
  07/31/96                           0.0404570                 0.0000000                          5.390
  08/30/96                           0.0399571                 0.0000000                          5.430
  09/30/96                           0.0405594                 0.0000000                          5.480


Class C Shares
  07/31/95                           0.0617192                 0.0000000                          5.060
  08/31/95                           0.0416818                 0.0000000                          5.010
  09/29/95                           0.0407938                 0.0000000                          5.090
  10/31/95                           0.0405258                 0.0000000                          5.110
  11/30/95                           0.0388509                 0.0000000                          5.110
  12/29/95                           0.0398061                 0.0000000                          5.190
  01/31/96                           0.0399993                 0.0000000                          5.260
  02/29/96                           0.0406137                 0.0000000                          5.230
  03/29/96                           0.0399852                 0.0000000                          5.250
  04/30/96                           0.0406175                 0.0000000                          5.300


Oppenheimer International Bond Fund
Page 2


  Distribution                       Amount From               Amount From
  Reinvestment                       Investment                Long or Short-Term               Reinvestment
  (Ex)Date                           Income                    Capital Gains                    Price
Class C Shares (Continued)
  05/31/96                           0.0403599                 0.0000000                         5.330
  06/28/96                           0.0409153                 0.0000000                         5.360
  07/31/96                           0.0404267                 0.0000000                         5.380
  08/30/96                           0.0399232                 0.0000000                         5.430
  09/30/96                           0.0406559                 0.0000000                         5.480




1. Average Annual Total Returns for the Periods Ended 09/30/96:

   The formula for calculating average annual total return is as follows:

             1                          ERV n
   --------------- = n                 (---) - 1 = average annual total return
   number of years                       P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                                   Inception

  $1,131.79 1                                $1,189.83 .7742
 (---------) - 1 = 13.18%                   (---------) - 1 = 14.40%
    $1,000                                     $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

  One Year                                   Inception

  $1,127.14 1                                $1,195.00 .7742
 (---------) - 1 = 12.71%                   (---------) - 1 = 14.79%
    $1,000                                     $1,000

Oppenheimer International Bond Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 09/30/96 (continued):

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                   Inception

  $1,169.19 1                                $1,234.99 .7742
 (---------) - 1 = 16.92%                   (---------) - 1 = 17.75%
    $1,000                                     $1,000



Examples at NAV:

Class A Shares

  One Year                                   Inception

  $1,188.22 1                                $1,249.17 .7742
 (---------) - 1 = 18.82%                   (---------) - 1 = 18.80%
    $1,000                                     $1,000



Class B Shares

  One Year                                   Inception

  $1,177.14 1                                $1,234.99 .7742
 (---------) - 1 = 17.71%                   (---------) - 1 = 17.75%
    $1,000                                     $1,000




Class C Shares

  One Year                                   Inception

  $1,179.19 1                                $1,234.99 .7742
 (---------) - 1 = 17.92%                   (--------) - 1 = 17.75%
    $1,000                                    $1,000

Oppenheimer International Bond Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 09/30/96:

    The formula for calculating cumulative total return is as follows:

          ERV - P
          ------- = Cumulative Total Return
             P

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                                     Inception

  $1,131.79 - $1,000                          $1,189.83 - $1,000
  ------------------  = 13.18%                ------------------ = 18.98%
        $1,000                                       $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

  One Year                                   Inception

  $1,127.14 - $1,000                         $1,195.00 - $1,000
  ------------------  = 12.71%               ------------------ = 19.50%
        $1,000                                     $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:


  One Year                                    Inception

  $1,169.19 - $1,000                          $1,234.99 - $1,000
  ------------------  = 16.92%                ------------------ = 23.50%
        $1,000                                       $1,000

Oppenheimer International Bond Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 09/30/96(continued):

Examples at NAV:

Class A Shares

  One Year                                      Inception

  $1,188.22 - $1,000                            $1,249.17 - $1,000
  ------------------  = 18.82%                   ------------------ = 24.92%
        $1,000                                       $1,000



Class B Shares

  One Year                                      Inception

  $1,177.14 - $1,000                            $1,234.99 - $1,000
  ------------------  = 17.71%                  ------------------ = 23.50%
        $1,000                                         $1,000



Class C Shares

  One Year                                        Inception

  $1,179.19 - $1,000                             $1,234.99 - $1,000
  ------------------  = 17.92%                    ------------------ = 23.50%
        $1,000                                           $1,000

Oppenheimer International Bond Fund
Page 6


3.  Standardized Yield for the 30-Day Period Ended 09/30/96:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                                          a - b                  6
                     Yield =  2 { (--------  +  1 )  -  1 }
                                         cd or ce

          The symbols above represent the following factors:

            a = Dividends and interest earned during the 30-day period.
            b = Expenses accrued for the period (net of any expense
                    reimbursements).
            c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
            d = The Fund's maximum offering price (including sales charge)
                    per share on the last day of the period.
            e = The Fund's net asset value (excluding  contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


                $406,710.38 - $60,870.65            6
             2{(------------------------ +  1)  - 1}  = 8.27%
                   8,865,349  x  $5.76



Class B Shares

Example at NAV:


                $347,527.97 - $78,718.58             6
             2{(------------------------  +  1)  - 1}  = 7.89%
                   7,586,724  x  $5.48



Class C Shares

Example at NAV:


                $ 81,293.00 - $18,246.80             6
             2{(------------------------  +  1)  - 1}  = 7.90%
                   1,775,466  x  $5.48

Oppenheimer International Bond Fund
Page 7


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/96:

    The Fund's dividend yields are calculated using the following formula:


                  Dividend Yield  =  ( a * 12 ) / b or c


         The symbols above represent the following factors:

          a = The dividend earned during the thirty day period.
          b = The Fund's maximum offering price (including sales charge)
              per share on the last day of the period.
          c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


         Examples :


         Class A Shares

         Dividend Yield        ($0.0464009    *  12 )  /  $5.76  =  9.67%
         at Maximum Offer:


         Dividend Yield        ($0.0464009    *  12 )  /  $5.49  = 10.14%
         at Net Asset Value:



         Class B Shares

         Dividend Yield        ($0.0429827    *  12 )  /  $5.48  =  9.41%
         at Net Asset Value:



         Class C Shares

         Dividend Yield        ($0.0430832     *  12 )  /  $5.48  =  9.43%
         at Net Asset Value: